UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 13, 2009

GSE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1332 Londontown Blvd, Sykesville, MD  21784

(Address of principal executive office and zip code)

(410) 970-7800

Registrant's telephone number, including area code

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 13, 2009, management and the Audit Committee of the Board of Directors after discussion with KPMG LLP, the Company’s independent registered public accounting firm, concluded that the Company will amend and restate its previously issued financial statements for the three and nine months  ended September 30, 2008 to correct its accounting for certain foreign currency derivative instruments.  The restatement is necessary because of an error in the reporting of the fair value of certain foreign exchange contracts during the quarter ended September 30, 2008. The restatement will reduce net income for both the three and nine months ended September 30, 2008 by approximately $488,000, resulting in a net loss of approximately $58,000 or $0.00 per share on both a basic and diluted basis for the three months ended September 30, 2008 and a net loss of approximately $621,000 or ($0.04) per share on both a basic and diluted basis for the nine months ended September 30, 2008. The restatement will not affect the Company’s liquidity, reported revenue, operating income or cash from operations.

The Press Release, furnished as Exhibit 99.1 to this Form 8-K, contains the restated financial information for the three and nine months ended September 30, 2008. The previously reported financial statements reported on Form 10-Q for the three and nine month periods ended September 30, 2008 should no longer be relied upon. The Company currently expects to file an amended quarterly report on Form 10-Q in approximately two weeks.

 The Company has two separate revolving line of credit agreements with Bank of America, N.A. (“BOA”), in an aggregate amount of up to $5.0 million, which expire in March 2010.   As of the date hereof, the Company has no borrowings under the credit agreements.  However, the reduction in net income of approximately $488,000 caused a default under the terms of the revolving credit agreement.  The Company and BOA are currently discussing a waiver of such default.

The Company discovered the error during a review of its processes and procedures surrounding the accounting for derivative instruments.  The Company’s officers have reconsidered the effectiveness of the Company’s disclosure controls and procedures with respect to the accounting for derivative instruments for the periods impacted and have concluded, as a result of the matters disclosed in the filing, that the Company’s disclosure controls and procedures were not effective. The Company has implemented additional controls and procedures designed to ensure its periodic filings meet the requirements of the Securities Exchange Act of 1934, as amended.  The Company will address this reconsideration and the related conclusions in its Form 10-Q/A for the three and nine months ended September 30, 2008.

Item 7.01. Regulation FD Disclosures.

On February 17, 2009, the Company issued a press release announcing it will restate the unaudited quarterly financial statements for September 30, 2008.  The press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
EXHIBIT NUMBER	DESCRIPTION
Exhibit 99.1	Press Release dated February 17, 2009

SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.
Date: February 17, 2009	/s/ Jeffery G. Hough Jeffery G. Hough Senior Vice President and Chief Financial Officer